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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K


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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 25, 2010


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                            SPRINT NEXTEL CORPORATION
             (Exact name of Registrant as specified in its charter)


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        Kansas                        1-04721                 48-0457967
(State of Incorporation)      (Commission File Number)     (I.R.S. Employer
                                                          Identification No.)


        6200 Sprint Parkway, Overland Park, Kansas              66251
         (Address of principal executive offices)             (Zip Code)


        Registrant's telephone number, including area code (800) 829-0965


          (Former name or former address, if changed since last report)


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      Short-Term Incentive Compensation Plan

     On February 26, 2010, the Compensation Committee of the Board of Directors of Sprint Nextel Corporation (the "Company") established the performance objectives and other terms of the Company's 2010 Short-Term Incentive Plan for officers and other eligible employees of the Company (the "2010 STI Plan"). The Compensation Committee has established two six-month performance periods. The first period is from January 1, 2010 through June 30, 2010 and the second is from July 1, 2010 through December 31, 2010. Each performance period has discrete performance objectives, and employees must be employed on December 31, 2010 in order to be eligible to receive compensation for both periods.

     The 2010 STI Plan provides for a payment of incentive compensation to officers and other eligible employees based on the achievement of the following specified performance objectives during the first-half of 2010: adjusted OIBDA (operating income before depreciation and amortization), weighted at 25%; a measure of retention of our post-paid wireless subscribers, which we refer to as post-paid churn, weighted at 20%; net service revenue (operating revenue less equipment revenue), weighted at 45%; and our subscribers on Clearwire's 4G network, which we call 4G subscribers, weighted at 10%. The Compensation Committee did not yet set performance objectives for the second-half of 2010.

     Each of the performance objectives will have a threshold, target and maximum level of payment opportunity. The maximum payment opportunity is equal to 200% of the individual's target opportunity. The award payment under the 2010 STI Plan will be determined based on the Company's results using three variables: (1) the individual's annual incentive target opportunity, which is based on a percentage of the individual's base salary; (2) the Compensation Committee's assessment and certification of Company performance compared with each of the above-referenced performance objectives; and (3) relative weightings for each performance objective. The determination of payments for certain executive officers will be made so as to comply with Section 162(m) of the Internal Revenue Code.

     Mr. Hesse's employment agreement provides for a target opportunity under the short-term incentive plan of not less than 170% of base salary - or $2,040,000 for 2010 - with actual payouts under the 2010 STI Plan limited to 200% of his targeted opportunity. Mr. Brust's employment agreement provides for a target opportunity under the STI Plan of not less than 130% of base salary - or $1,300,000 for 2010. Mr. Cowan's employment agreement provides for a target opportunity under STI Plan of not less than 125% of base salary - or $906,250 for 2010. Mr. Elfman's employment agreement provides for a target opportunity under STI Plan of not less than 125% of base salary - or $812,500 for 2010. Mr. Robert L. Johnson's employment agreement provides for a target opportunity under the STI Plan of not less than 100% of base salary - or $460,000 for 2010.

     The actual incentive amounts paid under the 2010 STI Plan will be based on the Company's actual results during 2010 in relation to the established performance objectives, and these payments may be greater or less than the target amounts that have been established.

         Long-Term Incentive Compensation Plan for Mr. Brust

     On February 25, 2010, the Compensation Committee granted the 2010 awards for Mr. Brust under the Company's 2010 Long-Term Incentive Plan (the "2010 LTI Plan"). The Compensation Committee has not yet set any of the terms of the 2010 LTI Plan with respect to any other officers or other eligible employees of the Company.

     Pursuant to the terms of his amended employment agreement, dated December 22, 2009, Mr. Brust's 2010 LTI Plan target opportunity of $3 million is allocated equally in value in stock options and restricted stock units all of which will vest on May 1, 2012, subject to compliance with non-compete and non-solicitation covenants under his employment agreement. The number of stock options granted is based on the value of each option determined using the Black-Scholes valuation model. The number of restricted share units awarded is based on the 30-day average trading price of the Company's common stock.

     The stock option grants and restricted stock unit awards, as applicable, will be made pursuant to the Company's 2007 Omnibus Incentive Plan.

      Special Payment

     On February 25, 2010, the Compensation Committee also approved a lump-sum payment to Mr. Elfman in the amount of $300,000 related to his successful leadership of the Ericsson transaction, which was completed in 2009.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SPRINT NEXTEL CORPORATION



Date: March 3, 2010                    /s/ Timothy O'Grady
                                           By:   Timothy O'Grady
                                                 Assistant Secretary